Consent of Independent Auditors


We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement on Form S-8 of Indiana United Bancorp (No. 33-45395) of our report, dated January 30, 2002, on the consolidated financial statements of Indiana United Bancorp as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in the Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement on Form S-8 of Indiana United Bancorp (No. 33-45395) of our report dated April 26, 2001 on the December 31, 2000 financial statements of the Indiana United Bancorp 401(k) and Retirement Plan (formerly known as the Indiana United Bancorp 401(k) Plan) included in the Annual Report on Form 11-K.


                                         /s/ Crowe, Chizek and Company LLP

                                         Crowe, Chizek and Company LLP

April 1, 2002
Indianapolis, Indiana